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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            Redwood Empire Bancorp
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            (Exact Name of Registrant as Specified in Its Charter)


                    California                                    68-0166366
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      (State of Incorporation or Organization)               (I.R.S. Employer
                                                             Identification no.)

      111 Santa Rosa Avenue, Santa Rosa, California                  95404
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       (Address of Principal Executive Offices)                    (Zip Code)

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
      If this form relates to the                  If this form relates to the registration
      registration of a class of                   of a class of securities pursuant to
      securities pursuant to Section 12(b)         Section 12(g) of the Exchange Act and is
      of the Exchange Act and is effective         effective pursuant to General Instruction
      pursuant to General Instruction              A.(d), please check the following
      A.(c), please check the following            box. [X]
      box. [_]
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Securities Act registration statement file number to which this form relates:
     N/A
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(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

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         Title of Each Class                       Name of Each Exchange on Which Each
         to be so Registered                           Class is to be Registered
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
-----------------------------------------       -----------------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, no par value
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                               (Title of Class)

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                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


          The following description of the Company's capital stock and selected provisions of its Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the Company's Articles of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

Common Stock
------------

          The Company is authorized to issue 10,000,000 shares of Common Stock, no par value, and 2,000,000 shares of Preferred Stock.

Preferred Stock
---------------

          The number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000. The preferred Stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such shares of Preferred Stock and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of each series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

ITEM 2.   EXHIBITS.


1.        Articles of Incorporation of Redwood Empire Bancorp, as amended.

2.        Bylaws of Redwood Empire Bancorp.
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  October 28, 1998            REDWOOD EMPIRE BANCORP



                                    By:  /s/ James E. Beckwith
                                       -----------------------
                                      Name:   James E. Beckwith
                                      Title:  Executive Vice President and Chief
                                              Financial Officer

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                                    EXHIBITS



1.  Articles of Incorporation of Redwood Empire Bancorp, as amended.

2.  Bylaws of Redwood Empire Bancorp.